Exhibit 10.22

AMENDMENT NO. 1

TO

RESEARCH AND COMMERCIALIZATION AGREEMENT

THIS AMENDMENT No. 1 TO RESEARCH AND COMMERCIALIZATION AGREEMENT (“Amendment”) is made and entered into effective as of June 30, 2001 (the “Amendment Date”) by and between MEDAREX, INC., 707 State Road, Suite 206, Princeton, NJ 08540, GENPHARM INTERNATIONAL INC., a wholly-owned subsidiary of Medarex, Inc. (together, “Medarex”), and FIBROGEN, INC., a Delaware corporation, 225 Gateway Boulevard, South San Francisco, California 94080 and FIBROPHARMA, INC., a wholly-owned subsidiary of Fibrogen, Inc. (collectively, “FibroGen”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement (as defined below).

WHEREAS, Medarex and FibroGen entered into a Research and Commercialization Agreement dated as of July 9, 1998 (the “Agreement”) under which FibroGen acquired a research license and an option to acquire commercial licenses under the Medarex Technology.

WHEREAS, the parties desire to amend the Agreement to extend the term of the Research Period under the Agreement.

Now, THEREFORE, the parties agree as follows:

1.	Amendment of the Agreement.

The parties hereby agree to amend the terms of the Agreement as of the Amendment Date as provided below.

1.1	Amendment of Section 2.6.2. Section 2.6.2 of the Agreement is hereby amended to read in its entirety as follows:

“2.6.2 With notice to Medarex at least thirty (30) days prior to the first anniversary of the Effective Date, FibroGen may extend the term of the Research Period until the second anniversary of the Effective Date and, with notice to Medarex at least thirty (30) days prior to the second anniversary of the Effective Date, FibroGen may extend the term of the Research Period until the third anniversary of the Effective Date and, with notice to Medarex at least thirty (30) days prior to the third anniversary of the Effective Date, FibroGen may extend the term of the Research Period until February 28, 2002, and in each case, FibroGen shall continue to make quarterly research support payments as provided in Section 2.2. If FibroGen (i) extends the Research Period for at least six (6) months (so that the Research Period is at least eighteen (18) months and Medarex has received at least five hundred seventy thousand dollars ($570,000) of research support payments pursuant to Section 2.2), and (ii) exercises its option and acquires a commercial license pursuant to Section 3.1.2, then FibroGen shall be considered to have exclusivity of all the Antigens listed on Exhibit A in accordance with Section 2.6.5.”

2.	Miscellaneous.

2.1	No Other Changes. Except as expressly provided in this Amendment, all terms of the Agreement shall remain in full force and effect.

2.2	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers.

MEDAREX, INC.		FIBROGEN, INC.

By:	/s/ Jim Cornett	By:	/s/ Thomas B. Neff

Name:	Jim Cornett	Name:	Thomas B. Neff

Title:	VP Business Development	Title:	CEO

Date:	16 July 2001	Date:	6/28/01

GENPHARM INTERNATIONAL, INC.		FIBROPHARMA, INC.

By:	/s/ Jim Cornett	By:	/s/ Wilbert Lee

Name:	Jim Cornett	Name:	Wilbert Lee

Title:	VP Business Development	Title:	CFO

Date:	16 July 2001	Date:	6/29/01

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